Exhibit 99.1

Xilio Therapeutics Announces Pricing of Underwritten Offering

WALTHAM, Mass., February 11, 2026 — Xilio Therapeutics, Inc. (Nasdaq: XLO), a clinical-stage biotechnology company discovering and developing masked immuno-oncology therapies for people living with cancer, today announced the pricing of an underwritten offering of pre-funded warrants to purchase 74,780,300 shares of common stock at a price to investors of $0.5349 per pre-funded warrant (the “pre-funded warrants”). Each pre-funded warrant is exercisable for one share of common stock at an exercise price of $0.0001 per share. The pre-funded warrants will be exercisable immediately and will be exercisable until all of the pre-funded warrants are exercised in full. The offering is expected to close on or about February 13, 2026, subject to satisfaction of customary closing conditions. All of the pre-funded warrants are being offered by Xilio.

The gross proceeds from the offering are expected to be approximately $40.0 million before deducting underwriting discounts and commissions and offering expenses. The pre-funded warrants may be exercised for cash or on a net exercise or “cashless” basis. Xilio intends to use the net proceeds received from the offering to advance the development of its product candidates and for working capital requirements and other general corporate purposes.

The financing was led by existing investor Coastlands Capital and included participation from Gilead Sciences, Inc., OrbiMed, Perceptive Advisors, and other new and existing institutional investors.

Leerink Partners is acting as the sole bookrunner for the offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-285703), as amended, initially filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2025, and declared effective on May 8, 2025. The final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement relating to the offering may also be obtained by contacting Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Xilio Therapeutics

Xilio Therapeutics is a clinical-stage biotechnology company discovering and developing masked immuno-oncology (I-O) therapies with the goal of significantly improving outcomes for people living with cancer without the systemic side effects of current I-O treatments. The company is leveraging its proprietary masking technology to advance a pipeline of novel, masked I-O molecules that are designed to optimize the therapeutic index by localizing anti-tumor activity within the tumor microenvironment.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the anticipated use of proceeds of the offering, satisfaction of customary closing conditions relating to the offering and the expected closing of the offering. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,”

“continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, the satisfaction of customary closing conditions related to the offering. These and other risks and uncertainties are described in greater detail in the sections entitled “Risk Factor Summary” and “Risk Factors” in Xilio’s filings with the SEC, including Xilio’s most recent Quarterly Report on Form 10-Q and any other filings that Xilio has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Xilio’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Xilio explicitly disclaims any obligation to update any forward-looking statements.

Investor Contact

Alex Lobo, Precision AQ

alex.lobo@precisionaq.com

Media Contact

Josie Butler, 1AB

josie@1abmedia.com